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                                  EXHIBIT 10.5
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                        STOCK PURCHASE AND SALE AGREEMENT


         This Stock Purchase and Sale Agreement ("Agreement") is made and entered into this __ day of October, 1996, by and among First Community Financial Group, a Washington corporation and bank holding company ("FCFG"), and the persons whose names appear on the signature lines below (collectively referred to as the "Sellers").

                                    RECITALS

         A. Sellers are the record and/or beneficial owners of a total of 178,233 shares of the Common Stock of FCFG (the "Subject Shares"). The respective ownership of the Subject Shares by each of the Sellers is set forth on Exhibit A attached hereto.

         B. Two of the Sellers, Michael Price ("Price") and William Hartman ("Hartman") are directors of First Community Bank ("First Community") and Price is also a director of FCFG.

         C. Sellers desire to sell, and FCFG desires to purchase, the Subject Shares, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Purchase and Sale. Subject only to the conditions set forth in Paragraph 6 below, the Sellers hereby agree to sell, assign, transfer and convey all of their respective right, title and interest in and to the Subject Shares to FCFG. Upon satisfaction of the conditions set forth in Paragraph 6, FCFG shall tender the Purchase Price set forth in Paragraph 2 below, and Sellers shall deliver certificates representing all of the Subject Shares, duly endorsed for transfer to FCFG on the stock transfer records of FCFG. Closing of the purchase and sale shall occur as soon as practicable following the satisfaction of the conditions set forth in Paragraph 6 below, but in no event later than thirty (30) days following the satisfaction of such conditions.

         2. Purchase Price. The Purchase Price (herein so called) to be paid for the Subject Shares shall be $20.50 per share, payable in cash, cashier's check, or by wire transfer at closing.

         3. Assignability. The rights and obligations of FCFG under this Agreement shall be assignable by FCFG, in whole or in part, to any other person or entity in its sole discretion. It is the intention of FCFG to assign the purchase of 70,000 shares to other purchasers; provided, however, that no such assignment, whether made or not, shall affect the obligations of FCFG to consummate the transactions contemplated by this Agreement, whether itself or together with its assignees, as the case may be.

         4. Representations of FCFG. FCFG hereby represents and warrants to the Sellers as follows:

         (i) The purchase of the Subject Shares by FCFG has been duly approved by all requisite action of the Board of Directors of FCFG.
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         (ii) FCFG has full corporate authority and power to enter into this
Agreement and perform its obligations hereunder.

         (iii) The purchase and sale contemplated by this Agreement is not prohibited by or subject to the filing requirements of the Securities Exchange Act of 1934, 15 U.S.C. 78a et seq., as amended by the Williams Act (P.L. No. 94-29, as amended).

         5. Representations of Sellers. Each of the Sellers hereby jointly and severally represents and warrants to FCFG as follows:

         (i) The Sellers own the Subject Shares free and clear of any encumbrance, interest, option, security interest, lien, or other right, claim or interest of any person or entity, except as shall be fully discharged at the closing from the proceeds of the sale of such Subject Shares, and have the full right, power and authority to convey full and complete record and beneficial ownership in the Subject Shares to FCFG.

         (ii) The Sellers are aware of the availability of public filings and disclosures made by FCFG, including without limitation filings made pursuant to the Securities Exchange Act of 1934.

         (iii) The Sellers have relied solely upon their own respective analyses and publicly available information regarding FCFG, and the purchase price being offered by FCFG for the Subject Shares, and have made independent evaluation of same in determining to sell the Subject Shares owned by them.

         (iv) The Sellers each agree that they will not, during the five (5) year period commencing on the date(s) of their respective executions of this Agreement, acquire record or beneficial ownership of any shares of FCFG. The agreement of the Selling Shareholders set forth in the preceding sentence shall be conditioned only upon (a) the consummation of the purchase and sale of the Subject Shares contemplated by this Agreement, and (b) that during said five (5) years period, FCFG shall not have defaulted and failed to perform with respect to its obligation to repurchase Options or Option Stock pursuant to Paragraph 9 hereof.

         6. Condition to Closing. The consummation of the purchase and sale of the Subject Shares and the Options and/or Option Stock described in Paragraph 9 is subject to the following condition:

                  FCFG has entered into an Agreement of Merger (the "Transaction") whereby its wholly-owned subsidiary, First Community Bank ("First Community") will merge with Prairie Security Bank. The Transaction is conditioned upon, among other things, the approval thereof by the shareholders of Prairie Security Bank. The closing of the purchase and sale of the Subject Shares shall not occur until and unless the Transaction is consummated. If for any reason whatsoever the Transaction is not consummated, the obligations of FCFG to acquire the Subject Shares, and of the Sellers to sell such Subject Shares, shall be void and of no further effect.
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         7. Resignation. Concurrently with the effectiveness of this Agreement,
William Hartman and Michael Price shall tender to FCFG their respective unconditional resignations as directors of First Community, and in the case of Michael Price his resignation as a director of FCFG, effective immediately. The vacancies created by the foregoing resignations shall not be filled by FCFG and First Community unless and until the consummation of the purchase and sale contemplated by this Agreement. If for any reason the purchase and sale contemplated by this Agreement shall not have occurred by March 15, 1997, FCFG and/or First Community, as the case may be, shall reappoint Messrs. Hartman and Price to the directors' positions described above.

         8. Confidentiality. FCFG and each of the Sellers hereby covenants and agrees not to disclose the terms or provisions of this Agreement to any other person, without the express written consent of the other party; provided, however, that the forgoing shall not prohibit or restrict FCFG from satisfying all applicable legal disclosure obligations, including without limitation those arising under state or federal securities laws.

         9. Purchase and Sale of Options. Subject only to the conditions set forth in Paragraph 6 above, Kevin Byrne ("Byrne") and Robert Coleman ("Coleman") hereby unconditionally and irrevocably agree to sell to FCFG or its assigns, and FCFG and/or its assigns hereby unconditionally and irrevocably agrees to purchase from Byrne and Coleman those certain options to acquire FCFG stock previously granted to Byrne and Coleman (the "Options"), or, if the Options shall have been exercised prior to the purchase and sale date, the Stock obtained by Byrne and/or Coleman by the exercise of the Options (the "Option Stock"), all pursuant to the terms of this Paragraph 9. Byrne and Coleman each own Options representing the right to acquire 33,021 shares, respectively. Byrne and Coleman will sell, and FCFG and/or assigns will acquire, the Options and/or the Option Stock, as the case may be, no later than January 31, 1998. The exact purchase and sale date shall be determined by FCFG, in its sole discretion. The purchase price to be paid in cash at closing shall be $22.00 per share. In the case of Options, the per-share exercise price shall be deducted from the per-share purchase price. In the case of Option Stock, the full purchase price shall be paid at closing. Nothing in this Agreement shall prohibit Byrne or Coleman from assigning for security purposes or encumbering either the Options or the Option Stock, so long as the obligation secured by such encumbrance(s) shall not exceed the net purchase price to be paid by FCFG on the purchase and sale date. Bryne and Coleman hereby unconditionally agree that in the event either or both of them obtain any Option Stock through exercise of an Option, they shall enter into an agreement in form and substance satisfactory to FCFG, agreeing not to vote such Option Shares.

         10.  Miscellaneous Provisions.

         (i) Nothing in this Agreement shall be deemed to affect in any way the existing obligations of Messrs. Byrne, Coleman, Hartman or Price, including without limitation their respective obligations under existing Performance Agreements, Director's Agreements, or noncompetition agreements with FCFG or affiliates thereof.
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         (ii) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

         (iii) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable. The headings of the several articles and sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of this Agreement.

         (iv) All exhibits referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits, contains the entire agreement among the parties with respect to the transactions contemplated hereby and contains all of the terms, conditions and provisions of such transactions.

         (v) This Agreement shall not be effective against or binding upon any signatory until executed by (a) FCFG, (b) each of Price, Hartman, Kevin Byrne, and Robert Coleman, and (c) each other person whose execution is necessary to convey the subject shares shown on Exhibit A as subject to the control of Price, Hartman, Byrne and Coleman. Once so executed, this Agreement shall become effective against and binding upon such parties, and effective as to other signatory Sellers upon their execution hereof.

         EXECUTED as of the date and year first above written.

FCFG
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FIRST COMMUNITY FINANCIAL GROUP

By       /s/ Ken Parsons
  ------------------------------
         Ken Parsons
Its      President

SELLERS
-------

/s/ Michael Price                        /s/ Kevin Byrne
-------------------------                -------------------------
Michael Price                            Kevin Byrne

/s/ Robert Coleman                       /s/ William Hartman
-------------------------                -------------------------
Robert Coleman                           William Hartman

/s/ Katherine Price                      /s/ Darren Callaway
-------------------------                -------------------------
Katherine Price                          Darren Callaway

/s/ Tom Price                            /s/ Linda Coleman
-------------------------                -------------------------
Tom Price                                Linda Coleman

/s/ Mary Byrne                           /s/ Helen Zelenka
-------------------------                -------------------------
Mary Byrne                               Helen Zelenka
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SELLERS
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/s/ Daniel L. Draughon                   /s/ Luzane Draughon
-------------------------                -------------------------
Daniel L. Draughon                       Luzane Draughon

/s/ Ken McCarthy                         /s/ Carol McCarthy
-------------------------                -------------------------
Ken McCarthy                             Carol McCarthy

/s/ Aaron Callaway                       /s/ Kevin M. Byrne
-------------------------                -------------------------
Aaron Callaway                           James Peter Byrne
                                         By Kevin M. Byrne
DESIGNATED ESCROW


By       /s/ Marie Barth
-------------------------
        Marie Barth, President

KEVIN BYRNE, IRA                         MARY BYRNE, IRA

By       /s/ Michael T. Donohue          By      /s/ Michael T. Donohue
  ----------------------------------       -----------------------------
         Michael T. Donohue                      Michael T. Donohue
         Vice President/Manager for              Vice President/Manager for
         Smith Barney, Custodian                 Smith Barney, Custodian

WILLIAM HARTMAN, IRA                     MAID OF CLOVER

By       /s/ Michael T. Donohue          By
  -------------------------                 ----------------------------
         Michael T. Donohue
         Vice President/Manager for
         Smith Barney, Custodian         -------------------------------
                                         Mike Campbell

NWCB PROFIT SHARING TRUST FOR            -------------------------------
ROBERT COLEMAN                           Gary Grendahl

By       /s/ Michael A. Price
  ----------------------------
         Michael A. Price

By       /s/ Kevin M. Byrne
  ----------------------------
         Kevin M. Byrne, Trustee

By       /s/ Robert J. Coleman
  ----------------------------
         Robert J. Coleman, Trustee